Exhibit 11

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is entered into as of August 17, 2012, by and between Thomas J. Pritzker (the “Seller”), and T11M2 Investors, L.L.C., a Delaware limited liability company (the “Purchaser”). Each of the Seller and the Purchaser is sometimes referred to herein as a “Party” and collectively as the “Parties” to this Agreement.

Recitals

WHEREAS, the Seller owns 1,000,000 shares (the “Subject Shares”) of the Class B common stock, par value $0.01 per share (the “Class B Common Stock”), of Hyatt Hotels Corporation, a Delaware corporation (the “Company”); and

WHEREAS, the Seller desires to sell and the Purchaser desires to purchase the Subject Shares, subject to the terms and provisions of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Purchase and Sale. The Seller agrees to sell the Subject Shares to the Purchaser, and the Purchaser agrees to purchase the Subject Shares on the Closing Date (as defined in Section 2 below). The purchase price for the Subject Shares shall be $37.99 per share, or $37,990,000 in the aggregate (the “Purchase Price”), due to the Seller from the Purchaser. The Purchase Price shall be payable in cash at the Closing (as defined below).

2. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 233 South Wacker Drive, Suite 5800, Chicago, Illinois 60606, on August 17, 2012, or on such other date as the Parties may mutually determine (the “Closing Date”).

3. Closing Deliveries of the Purchaser. At the Closing, the Purchaser shall deliver the Purchase Price to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

4. Closing Deliveries by Seller. At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser, certificates representing the Subject Shares together with assignments separate from certificate with respect to the Subject Shares sufficient to transfer title to the Subject Shares to the Purchaser on the books of the Company, including a Medallion Guarantee.

5. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that the statements contained in this Section 5 are true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, it being agreed that the Purchaser is relying on each statement.

(a) Power; Legal, Valid and Binding Obligations. The Seller has all necessary power and capacity to execute and deliver this Agreement and each of the other agreements and instruments contemplated hereby (collectively, the “Ancillary Documents”) and to perform, observe and comply with all of his agreements and obligations hereunder and thereunder and to consummate the transaction contemplated hereby and thereby. This Agreement and the Ancillary Documents to which he is or will be a party have been or will be duly and validly executed by the Seller and, upon delivery thereof by the Seller, will constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

(b) No Conflict. None of the execution, delivery or performance by the Seller of this Agreement or any Ancillary Document to which he is or will be a party will (with or without the giving of notice, the lapse of time or both) conflict with, result in a breach or violation of or constitute a default under (a) any contract, agreement or other instrument to which the Seller is a party or by which he or his assets or property is bound or (b) any law, statute, rule, regulation, ordinance, writ, order or judgment to which the Seller is subject or by which he or his assets or property is bound.

(c) Consents. No approval, consent, waiver or filing of or with any third party, including, but not limited to, any governmental bodies, agencies or instrumentalities, is required for the execution, delivery and performance by the Seller of this Agreement or any Ancillary Document to which he is or will be a party.

(d) Title to Shares; Liens and Encumbrances. The Seller is the legal and beneficial owner of the Subject Shares and holds such Subject Shares free and clear of all liens, pledges, options, claims, encumbrances and other security arrangements or restrictions of any kind other than restrictions under that certain Amended and Restated Global Hyatt Agreement dated October 1, 2009, that certain Amended and Restated Foreign Global Hyatt Agreement dated October 1, 2009 and under the Company’s Amended and Restated Certificate of Incorporation the (“Certificate”) (collectively, “Liens”), and upon delivery of such Subject Shares to the Purchaser pursuant to the terms of this Agreement, the Purchaser will receive good and marketable title thereto, free and clear of any and all Liens.

(e) Broker’s Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or otherwise obligated.

(f) Independent Decision to Sell; Etc. The Seller has made an independent decision to sell his Subject Shares to the Purchaser and has determined that he has adequate information concerning the business and financial condition of the Company in connection with his decision to sell his Subject Shares. The Seller understands the disadvantage to which he may be subject on account of the disparity of information between him and the Purchaser, and further acknowledges that Purchaser and its affiliates may possess material, non-public information not known to the Seller regarding or relating to the Company, its affiliates or the Subject Shares. The Seller is capable, by reason of his business or financial knowledge and experience, of evaluating the merits and risks of the sale of his Subject Shares and of protecting his own interest in connection with the sale of the Subject Shares, and the Seller acknowledges that he has had

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the opportunity to discuss the information available to him relating to the sale of the Subject Shares with such advisors as he has deemed appropriate. The Seller acknowledges that the Purchaser has not given him any investment advice or rendered any opinion to him as to whether the sale of the Subject Shares is prudent or suitable, and, except as expressly provided in Section 6 of this Agreement, is not relying on any representation or warranty made by the Purchaser in connection with his decision to sell his Subject Shares to the Purchaser.

(g) Class B Common Stock. (i) The Seller is not aware of and has not taken or been directed to take any action which, or otherwise failed to take any action the failure of which, resulted in the conversion of the Subject Shares from shares of Class B Common Stock to shares of Class A Common Stock, as such latter two terms are defined in the Certificate, and (ii) the Subject Shares in the hands of the Seller are shares of Class B Common Stock.

6. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that the statements contained in this Section 6 are true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, it being agreed that the Seller is relying on each such statement.

(a) Power; Legal, Valid and Binding Obligations. The Purchaser is a duly organized and validly existing limited liability company organized under the laws of the State of Delaware. The Purchaser has all necessary power and capacity to execute and deliver this Agreement and the Ancillary Documents, and to perform, observe and comply with all of its agreements and obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Documents to which it is or will be a party have been or will be duly and validly executed by the Purchaser and, upon delivery thereof by the Purchaser, will constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms.

(b) No Conflict. None of the execution, delivery or performance by the Purchaser of this Agreement or any Ancillary Document to which it is a party will (with or without the giving of notice, the lapse of time or both) conflict with, result in a breach or violation of or constitute a default under (a) any contract, agreement or other instrument to which the Purchaser is a party or by which it or its assets or property is bound or (b) any law, statute, rule, regulation, ordinance, writ, order or judgment to which the Purchaser is subject or by which it or its assets or property is bound.

(c) Consents. No approval, consent, waiver or filing of or with any third party, including, but not limited to, any governmental bodies, agencies or instrumentalities, is required for the execution, delivery and performance by the Purchaser of this Agreement or any Ancillary Document to which it is or will be a party.

(d) Legal Matters. There is no action, suit or proceeding by or before any court or governmental or other regulatory or administrative agency or commission pending, or, to the best of the Purchaser’s knowledge, threatened against or involving the Purchaser which challenges the validity of this Agreement or any action taken or to be taken by the Purchaser pursuant to this Agreement or in connection with the transaction contemplated hereby. The Purchaser is not subject to any judgment, order or decree entered into in any lawsuit or proceeding which will have an adverse effect on the transactions contemplated hereby.

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(e) Broker’s Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or otherwise obligated.

(f) Independent Decision to Purchase, Etc. Purchaser is familiar with the Company and the Class B Common Stock and has all information which it deems necessary to evaluate the purchase of the Subject Shares and has not received any information or representations regarding the Company or the Subject Shares from the Seller except for the representations set forth in this Agreement. Purchaser acknowledges that the Subject Shares have not been registered under the Securities Act of 1933, as amended, and are also subject to additional restrictions on transfer. Purchaser is acquiring the Subject Shares for Purchaser’s own account for investment purposes and not with a view towards their distribution.

7. Miscellaneous.

(a) Survival of Representations and Warranties Herein. All representations, warranties and covenants set forth herein shall survive the Closing Date.

(b) Additional Documents. From time to time after execution of this Agreement, each Party hereto shall, without additional consideration, execute and deliver such further agreements and instruments and take such other action as may be reasonably requested by any other Party hereto in order to carry out the purposes of this Agreement.

(c) Amendment and Waiver. This Agreement cannot be amended, supplemented or modified, nor can any provision hereof be waived, except by a written instrument signed by the Party against whom enforcement of such amendment, supplement, modification or waiver is sought.

(d) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given (a) when delivered by hand; (b) when sent by facsimile or email (with acknowledgment of complete transmission); (c) three days after being sent by certified mail, return receipt requested or (d) one day after deposit with a nationally-recognized overnight delivery service, in each case to the addresses or facsimile numbers set forth on the signature page hereof. Each Party hereto shall be entitled to specify a different address or facsimile number for the receipt of subsequent notices or other communications by giving written notice thereof to the other Party in accordance with this paragraph (d).

(e) Severability. If any term or provision of this Agreement, or the application thereof to any person, entity or circumstance, shall, to any extent, be determined to be contrary to law and unenforceable by any court of law, the remaining terms and provisions of this Agreement, and the application thereof to other persons, entities and circumstances, shall not be invalidated thereby, and each term and provision hereof shall be construed with all other remaining terms and provisions hereof to effect the intent of the parties to the fullest extent of the law.

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(f) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h) Entire Agreement. This Agreement, including the other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof.

(i) Binding Effect. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(j) Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument and, any signed counterpart shall be deemed delivered by the Party signing it if sent to the other parties hereto by facsimile transmission or electronic transmission and shall be as effective as original ink signatures for the purposes of the execution and delivery of this Agreement.

(k) Confidentiality. Unless the prior written consent of the other Party is obtained, the sale and purchase of the Subject Shares and all provisions of this Agreement shall be and remain confidential to the Parties, except to the extent that such information is in the public domain or disclosure is required by law or by any regulatory body whether public or not. For the avoidance of doubt, the Parties shall be permitted to disclose the terms of this Agreement to their professional or financial advisors who are aware of its confidential nature.

(l) Assignment. The Purchaser may not, without the prior written consent of the Seller, assign, grant any security interest over, hold in trust or otherwise transfer the benefit of the whole or any part of this Agreement.

(m) Costs. All costs in connection with the negotiation, preparation, execution and performance of this Agreement, and any documents referred to in it, will be borne by the Party that incurred the costs.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, each of the Parties hereto has duly executed this Agreement as of the date first above written.

T11M2 Investors, L.L.C., a Delaware limited liability company

By:	/s/ Ronald D. Wray
Ronald D. Wray, Vice President

Address:	71 South Wacker Drive
Suite 4700
Chicago, IL 60606
Fax: (312) 264-0229

[Signature Page to Purchase and Sale Agreement – T11M2 Investors, L.L.C.]

Thomas J. Pritzker

/s/ Thomas J. Pritzker

Address:	71 South Wacker Drive
47th Floor
Chicago, IL 60606

[Signature Page to Purchase and Sale Agreement – T11M2 Investors, L.L.C.]